UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

SOUL AND VIBE INTERACTIVE INC.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-55091	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6548 South Big Cottonwood Canyon Road Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 13, 2016, the Company issued an 8% Convertible Promissory Note (the “Consulting Note”) in the aggregate principal amount of $164,000 to an independent contractor (the “Contractor"). Interest on the Note is payable in the amount of 8% of the principal amount, regardless of how long the Debenture remains outstanding. Principal and interest is due and payable October 13, 2017, twelve months after the date of the Note. The Debenture is convertible into shares of the Company’s common stock at any time at the discretion of the Investor at a variable conversion price (“VCP”). The VCP is calculated as the lowest trading price during the fifteen (15) trading days immediately prior to the conversion date multiplied by ninety percent (90%), which represents a 10% discount. Any transfer and/or sale of the Debenture, by the Contractor to a third party, either in whole or in part, must be approved, in writing, by the Company.

The Company may prepay the Debenture, subject to five business days prior notice to the Investor, by: (i) within an initial 89 days period after the issuance of the Debenture, by paying an amount equal to 100% multiplied by the amount that the Company is prepaying; and (ii) within the period of the 90th day through the 119th day after the issuance of the Debenture, by paying an amount equal to 105% multiplied the amount that the Borrower is prepaying; and (iii) within the period of the 120th day through the 149th day after the issuance of the Debenture, by paying an amount equal to 110% multiplied the amount that the Borrower is prepaying; and (iv) within the period of the 150th day through the 179th day after the issuance of the Debenture, by paying an amount equal to 115% multiplied the amount that the Borrower is prepaying. Beginning on the 180th day after the issuance of this Note, there shall be no prepayment permitted so long as the Note remains outstanding, unless the Borrower and Holder otherwise agree in writing. Any such prepayment of principal shall only be executed provided that such amount must be paid in cash on the next business day following such 5 business day notice period, and the Investor may still convert this Note pursuant to the terms here of at all times until such prepayment amount has been received in full.

As a correction, on September 30, 2016, the Company filed a Form 8-K noting that on September 27, 2015, the Company had issued a Convertible Promissory Note (the “Legal Services Note”) to the Corporation’s counsel in exchange for legal services provided. The year of the transaction was incorrectly stated, it should have been 2016 and not 2015. The exhibits associated with the Form 8-K filed September 30, 2016 were correct, however, and do include the correct date. Only the date within the textual body of the Form 8-K itself, and not the exhibits, was noted incorrectly.

The foregoing descriptions of each of the notes does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 8% Convertible Promissory Note for consulting services.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: October 14, 2016	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President